Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.39 PER SHARE FOR THE SECOND QUARTER

NASHVILLE, Tennessee, August 5, 2015 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2015. Normalized FFO for the three months ended June 30, 2015 totaled $0.39 per diluted common share. Over the same time period, year-over-year revenue grew by $5.0 million to $96.7 million. The Company reported net income attributable to common stockholders for the quarter of $17.9 million.

Salient highlights include:

•	Normalized FFO for the second quarter grew $4.8 million, or 13.9% year-over-year, to $39.0 million. Over the same time period, normalized FFO per share increased 8.3%.

•	Same store NOI grew 6.7% for the trailing twelve months ended June 30, 2015 over the same period a year ago.

•	The four predictive growth measures in the same store multi-tenant portfolio were:

◦	contractual increases for in-place leases ("annual bumps") averaged 3.1%

◦	cash leasing spreads for renewals averaged 5.0%

◦	tenant retention was 87.3%

◦	the average yield on renewed leases increased 100 basis points

•	Same store occupancy improved to 89.5% from 87.8% a year ago. Same store revenue per average occupied square foot increased 2.1% for the trailing twelve months.

•
In June 2015, the Company acquired a 93% leased, 35,600 square foot medical office property in Seattle for a total purchase price of $13.9 million.  The property is located on Catholic Health Initiatives' Highline Medical Center campus and is adjacent to a 60,200 square foot on-campus medical office building the Company purchased in December 2014.  This increases our Seattle market portfolio size to 557,000 square feet and a total investment of $206.1 million.

•	During the quarter, the Company commenced two new on-campus developments in Austin and Denver totaling 110,900 square feet with a combined investment of $31.7 million.

•
In June 2015, the Company sold two single-tenant net lease properties in Indiana totaling 176,000 square feet for $97.0 million. The properties include a 117,500 square foot orthopedic inpatient surgical hospital and an attached 58,500 square foot medical office building. In May 2015, the Company disposed of an off-campus 5,300 square foot building in Virginia for $1.0 million.

•	The Company completed the redemption of its 6.5% $300 million notes due 2017 with proceeds from the 3.875% $250 million notes due 2025 together with the proceeds from dispositions.

•	A dividend of $0.30 per common share was declared, which is equal to 76.9% of normalized FFO.

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Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.2 billion in 197 real estate properties and mortgages as of June 30, 2015. The Company's 196 owned real estate properties are located in 30 states and total approximately 14.1 million square feet. The Company provided leasing and property management services to approximately 9.5 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)
(Unaudited)

ASSETS
Real estate properties:	6/30/2015	12/31/2014
Land	$186,231	$183,060
Buildings, improvements and lease intangibles	3,033,213	3,048,251
Personal property	9,970	9,914
Construction in progress	8,284	—
Land held for development	16,952	17,054
Total real estate properties	3,254,650	3,258,279
Less accumulated depreciation and amortization	(730,125)	(700,671)
Total real estate properties, net	2,524,525	2,557,608
Cash and cash equivalents	8,431	3,519
Mortgage notes receivable	1,900	1,900
Assets held for sale and discontinued operations, net	14,192	9,146
Other assets, net	191,524	185,337
Total assets	$2,740,572	$2,757,510

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,388,797	$1,403,692
Accounts payable and accrued liabilities	57,143	70,240
Liabilities of discontinued operations	168	372
Other liabilities	66,035	62,152
Total liabilities	1,512,143	1,536,456
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 100,418 and 98,828 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1,004	988
Additional paid-in capital	2,432,979	2,389,830
Accumulated other comprehensive income	(1,653)	(2,519)
Cumulative net income attributable to common stockholders	863,547	840,249
Cumulative dividends	(2,067,448)	(2,007,494)
Total stockholders' equity	1,228,429	1,221,054
Total liabilities and stockholders' equity	$2,740,572	$2,757,510

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Rental income	$95,450	$89,279	$190,484	$175,781
Mortgage interest	31	969	62	3,590
Other operating	1,227	1,423	2,618	2,871
	96,708	91,671	193,164	182,242
Expenses
Property operating	33,927	33,635	68,189	66,466
General and administrative	6,713	5,661	13,451	11,633
Depreciation	26,552	24,491	52,940	48,158
Amortization	2,474	2,775	5,142	5,534
Bad debts, net of recoveries	27	73	(181)	121
	69,693	66,635	139,541	131,912
Other Income (Expense)
Gain on sales of properties	41,549	—	41,549	—
Interest expense	(17,213)	(18,066)	(35,536)	(35,984)
Loss on extinguishment of debt	(27,998)	—	(27,998)	—
Pension termination	(5,260)	—	(5,260)	—
Impairment of real estate assets	—	—	(3,328)	—
Impairment of internally-developed software	(654)	—	(654)	—
Interest and other income, net	147	2,035	239	2,136
	(9,429)	(16,031)	(30,988)	(33,848)

Income From Continuing Operations	17,586	9,005	22,635	16,482

Discontinued Operations
Income from discontinued operations	330	108	663	18
Impairments of real estate assets	—	(3,105)	—	(6,529)
Gain on sale of property	—	3	—	3
Income (Loss) From Discontinued Operations	330	(2,994)	663	(6,508)

Net Income	17,916	6,011	23,298	9,974
Less: Net income attributable to noncontrolling interests	—	(40)	—	(151)
Net Income Attributable To Common Stockholders	$17,916	$5,971	$23,298	$9,823
Basic Earnings (Loss) Per Common Share:
Income from continuing operations	$0.18	$0.09	$0.23	$0.17
Discontinued operations	0.00	(0.03)	0.01	(0.07)
Net income attributable to common stockholders	$0.18	$0.06	$0.24	$0.10
Diluted Earnings (Loss) Per Common Share:
Income from continuing operations	$0.18	$0.09	$0.23	$0.17
Discontinued operations	0.00	(0.03)	0.00	(0.07)
Net income attributable to common stockholders	$0.18	$0.06	$0.23	$0.10
Weighted Average Common Shares Outstanding—Basic	99,273	94,508	98,819	94,331
Weighted Average Common Shares Outstanding—Diluted	99,945	95,978	99,554	95,788

(1)
The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1) (2)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2015	2014
Net Income Attributable to Common Stockholders	$17,916	$5,971
Gain on sales of properties	(41,549)	(3)
Impairments of real estate assets	—	3,105
Real estate depreciation and amortization	28,542	27,017
Total adjustments	(13,007)	30,119
Funds From Operations Attributable to Common Stockholders	$4,909	$36,090
Acquisition costs	167	49
Loss on extinguishment of debt	27,998	—
Pension termination	5,260	—
Impairment of internally-developed software	654	—
Refund of prior year overpayment of certain operating expenses	—	(1,919)
Normalized Funds From Operations Attributable to Common Stockholders	$38,988	$34,220
Funds from Operations per Common Share—Diluted	$0.05	$0.38
Normalized Funds From Operations Per Common Share—Diluted	$0.39	$0.36
FFO Weighted Average Common Shares Outstanding	99,945	95,978

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

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